Exhibit 10.48
AIRCRAFT TIME SHARING AGREEMENT
THIS AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is entered into effective as of [ ] by and between [ ] (“Lessor”), and Ares Management LLC, a Delaware limited liability company (“Lessee”). Lessor and Lessee are hereinafter sometimes referred to individually as “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Lessor has the right to possess, use and operate the aircraft described in Schedule A attached hereto (the “Aircraft”);
WHEREAS, Lessor has agreed to make the Aircraft, with the flight crew, available to Lessee for business use on a time sharing basis, as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”);
WHEREAS, Lessee has agreed to reimburse Lessor for such business use of the Aircraft in accordance with its Reimbursement Policy, as amended from time to time, and pursuant to the terms and conditions of this Agreement, which sets forth the understanding of the Parties.
NOW, THEREFORE, in consideration of the foregoing and the provisions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Provision of Aircraft and Crew. Lessor agrees to provide the Aircraft to Lessee on a time sharing basis in accordance with the provisions of FAR §§ 91.501(c)(1) and 91.501(d) for the Term (as defined in Section 2). Lessor shall provide, at its sole expense, qualified flight crew for all flight operations under this Agreement.

2.    Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue until terminated by either Party on written notice to the other Party, such termination to become effective ten (10) days from the date of the notice; provided, however, that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws or regulations. Notwithstanding the foregoing, any provisions directly or indirectly related to Lessee’s payment obligations for flights completed prior to the date of termination and the limitation of liability provisions in Section 9 shall survive the termination of this Agreement.

3. Expenses and Payments. The terms and conditions of the reimbursements made by Lessee to Lessor for the expenses of the flights conducted under this Agreement and the payments thereof are set forth in Schedule B.

4. Scheduling Flights. The Parties shall cooperate to arrange the most efficient scheduling of the Aircraft, including exchanging all required information in a manner or form, whether oral or written, mutually convenient to and agreed upon by the Parties, provided that Lessor shall have final authority over all scheduling of the Aircraft.

5. Flight Operations.

(a) Operational Control and Authority. Lessor shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights under this Agreement, and shall retain full authority and control, including exclusive operational control (as defined in FAR §1.1 “operational control,” with respect to a flight, means the exercise of authority over initiating, conducting, or terminating a flight) and exclusive possession, command and control of the Aircraft (as determined under the Internal Revenue Code, as amended, and the Regulations and rulings promulgated thereunder) for all flights under this Agreement.

(b) Flight Crew. Lessor shall furnish at its expense a fully qualified flight crew with appropriate credentials to conduct each flight undertaken under this Agreement and included on the insurance policies that Lessor is required to maintain hereunder. In accordance with applicable FAR, the qualified flight crew provided by

Lessor will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder.

(c) Authority of Pilot-in-Command. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition that in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action that in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to Lessee or any other person for loss, injury, damage or delay. Lessor's operation of the Aircraft hereunder shall be strictly within the guidelines and policies established by Lessor and FAR Part 91.

6. Aircraft Maintenance. Lessor shall, at its own expense, cause the Aircraft to be inspected, maintained, serviced, repaired, overhauled, and tested in accordance with FAR Part 91 so that the Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification and shall take such requirements into account in scheduling the Aircraft hereunder, including but not limited compliance with applicable airworthiness directives and mandatory customer bulletins.

7. Insurance.

(a) Aviation Liability and Hull Insurance Policy. Lessor, at its expense, will maintain or cause to be maintained in full force and effect throughout the Term of this Agreement an aviation liability and hull insurance policy including: aviation liability insurance against bodily injury and property damage claims arising out of the use of the Aircraft in an amount not less than $400,000,000.00 for each occurrence; and breach of warranty and hull insurance for the Aircraft in amounts determined by Lessor at its sole discretion. The aviation liability coverage shall include Lessee as additional insured, and include a severability of interest provision providing that the insurance shall apply separately to each insured against whom a claim is made, except as respects the limits of liability. The aviation liability and hull insurance coverage shall include provisions whereby the insurer(s) waive all rights of subrogation they may have or acquire against Lessee and shall permit the use of the Aircraft by Lessor as provided in FAR § 91.501.

(b) Additional Insurance. Lessor shall use reasonable commercial efforts to provide such additional insurance for specific flights under this Agreement as Lessee may reasonably request. Lessee acknowledges that any trips scheduled by Lessee to areas not currently covered by existing policies may require Lessor to purchase additional insurance to comply with applicable regulations, and Lessor shall be required to maintain or cause to be maintained such additional insurance. The cost of all flight-specific insurance for flights requested by Lessee shall be borne by Lessee, subject to the specific terms set forth in Schedule B.

8. Use of Aircraft. Lessee represents and warrants that:

(a) Lessee’s use of the Aircraft under this Agreement shall be for business purposes, including the carriage of Lessee’s guests, and Lessee will not use the Aircraft for the purpose of providing transportation of persons or cargo for compensation or hire or for common carriage;

(b) Lessee will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of his actions or inactions, and shall not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or Lessor's rights hereunder or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c) During the Term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft under a time sharing arrangement.

9. Limitation of Liability. NEITHER LESSOR (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE. IN NO EVENT SHALL LESSOR OR ANY OF ITS AFFILIATES, MEMBERS, MANAGERS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO LESSEE OR LESSEE’S GUESTS FOR ANY CLAIMED LIABILITIES, LOSSES, OR INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THE USE OR OPERATION OF THE AIRCRAFT PURSUANT TO THIS AGREEMENT (ALTOGETHER, THE “LOSSES”), REGARDLESS OF WHETHER SUCH LOSSES ARISE OUT OF OR ARE CAUSED BY, IN WHOLE OR IN PART, LESSOR’S NEGLIGENCE, GROSS NEGLIGENCE, OR STRICT LIABILITY OR WHETHER LESSOR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH LOSSES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, LESSOR ASSUMES AND SHALL BEAR THE ENTIRE RISK OF LOSS, THEFT, CONFISCATION, DAMAGE TO, OR DESTRUCTION OF THE AIRCRAFT. LESSOR SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS LESSEE AND ITS RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, SHAREHOLDERS FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, JUDGMENTS, DAMAGES, FINES, PENALTIES, DEFICIENCIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) INCURRED OR SUFFERED BY LESSEE ON ACCOUNT OF A CLAIM OR ACTION MADE OR INSTITUTED BY A THIRD PERSON ARISING OUT OF OR RESULTING FROM OPERATIONS OF THE AIRCRAFT HEREUNDER AND/OR ANY SERVICES PROVIDED BY LESSOR TO LESSEE HEREUNDER, PROVIDED THE FOREGOING LIABILITIES ARE NOT COVERED BY ANY INSURANCES CARRIED BY THE PARTIES, AND EXCEPT IN ANY EVENT TO THE EXTENT ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSEE OR LESSEE’S GUESTS ON THE AIRCRAFT OR FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES.

The provisions of this Section 9 shall survive the termination or expiration of this Agreement.

10. Risk of Loss. Lessor assumes and shall bear the entire risk of loss, theft, confiscation, damage to, or destruction of the Aircraft from any cause whatsoever.

11. Base of Operations. For purposes of this Agreement, the base of operations of the Aircraft is [ ], provided that such base may be changed at Lessor's sole discretion upon notice from Lessor to Lessee.

12. Copy of Agreement in Aircraft. A copy of this Agreement shall be carried in the Aircraft and available for review at the request of the Federal Aviation Administration on all flights conducted pursuant to this Agreement.

13. Notices and Communications. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 4) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery or electronic mail (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid), or by a reputable overnight courier service, addressed as set forth in Schedule C attached hereto. The address of a Party may be changed from time to time by such Party by written notice to the other Party.

14. Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements relating to such subject matter that are not expressly set forth herein.

15. Further Acts. Lessor and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other party.

16. Non-Assignment. Neither this Agreement nor any party’s interest hereunder shall be assignable to any person whatsoever. This Agreement shall inure to the benefit of, and be binding on the Parties hereto and their respective heirs, executors, administrators, successors and assigns.

17. Taxes. Lessee shall be responsible for paying, and Lessor shall be responsible for collecting from Lessee and paying over to the appropriate authorities, all applicable Federal excise taxes imposed under Section 4261 of the Internal Revenue Code of 1986, as amended, and all sales, use and other excise taxes imposed by any authority in connection with the use of the Aircraft by Lessee hereunder.

18. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of [ ], without regard to principles of conflicts of laws.

19. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

20. Amendment or Modification. This Agreement may be amended, modified or terminated only in writing duly executed by the Parties hereto.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the Parties notwithstanding that all the Parties are not signatories to the same counterpart.

22. Truth-in-Leasing Compliance. Lessor, on behalf of Lessee, shall (i) deliver a copy of this Agreement to the Federal Aviation Administration, Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125 within 24 hours of its execution, (ii) notify the appropriate Flight Standards District Office at least 48 hours prior to the first flight under this Agreement of the registration number of the Aircraft, and the location of the airport of departure and departure time for such flight, and (iii) carry a copy of this Agreement onboard the Aircraft at all times when the Aircraft is being operated under this Agreement.

23. TRUTH-IN-LEASING STATEMENT PURSUANT TO FAR § 91.23.
LESSOR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT (OR SUCH SHORTER PERIOD AS OPERATOR SHALL HAVE POSSESSED THE AIRCRAFT) IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS FOR ALL OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

LESSOR, WHOSE OFFICE ADDRESS IS 2000 AVENUE OF THE STARS, 12TH FLOOR, LOS ANGELES, CALIFORNIA 90067, AGREES, CERTIFIES AND ACKNOWLEDGES, AS EVIDENCED BY ITS SIGNATURE BELOW, THAT WHENEVER ANY OF THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, LESSOR SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT, AND THAT LESSOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Aircraft Time Sharing Agreement to be duly executed on the day and year first above written.

Lessor:	Lessee:
[ ] LLC	ARES MANAGEMENT LLC

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE A

Type of Aircraft	U.S. Registration Number	Manufacturer Serial Number

SCHEDULE B
TERMS AND CONDITIONS OF LESSEE’S REIMBURSEMENT AND INVOICING AND PAYMENT

1.    Reimbursement of Expenses. For each flight conducted under the Agreement, Lessee shall pay Lessor an amount as determined by Lessee’s applicable Reimbursement Policy, as amended from time to time, provided in all cases that the reimbursement shall not exceed the maximum amount allowed to be charged as expenses for a specific flight under FAR § 91.501(d), as follows:

i.     Fuel, oil, lubricants, and other additives;
ii.    Travel expenses of the crew, including food, lodging, and ground transportation;
iii.     Hangar and tie-down costs away from the Aircraft's base of operation;
iv.     Insurance obtained for the specific flight;
v.     Landing fees, airport taxes, and similar assessments;
vi.     Customs, foreign permit, and similar fees directly related to the flight;
vii.    In-flight food and beverages;
viii.    Passenger ground transportation;
ix.    Flight planning and weather contract services; and
x.    An additional charge equal to one hundred percent (100%) of the expenses listed in subsection (i) above.

2. Invoicing and Payment. All payments, if any, to be made to Lessor by Lessee hereunder shall be paid in the manner set forth in this Section. Lessor will pay, or cause to be paid, the expenses related to the operation of the Aircraft hereunder in the ordinary course. As to each flight operated by Lessor hereunder, Lessor shall provide to Lessee an invoice for the charges specified hereinabove (plus domestic or international air transportation excise taxes, as applicable, imposed by the Internal Revenue Code and collected by Lessor), such invoice to be issued as agreed to by the Parties. Lessee shall pay Lessor the full amount of such invoice on terms agreeable to Lessor.

SCHEDULE C
ADDRESSES FOR NOTICES

If to Lessor:	[ ]

If to Lessee:	Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attn: General Counsel
Email: generalcounsel@aresmgmt.com